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                                                                   EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference into the UroCor, Inc. Registration Statement on Form S-8 relating to the UroCor, Inc.1997 Non-Employee Director Stock Option Plan, as amended, of our report dated February 10, 2000, included in UroCor, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ ARTHUR ANDERSEN LLP
Arthur Andersen LLP



Oklahoma City, Oklahoma
August 25, 2000